Exhibit 10.1

TREDEGAR CORPORATION

NOTICE OF NONSTATUTORY STOCK OPTION GRANT

You have been granted the following stock option by the Executive Compensation Committee of the Board of Directors of Tredegar Corporation (“Tredegar”):

Name of Participant:	«F1»

Date of Grant:	May [__], 2018

Number of Shares:	«Options» Shares of Common Stock

Option Price:	[$_____] per share

Type of Grant:	Nonstatutory Stock Option

Vesting Schedule:
__________ shares granted on the second anniversary of grant; subject to continued employment by Tredegar or one of its subsidiaries.  The attached Nonstatutory Stock Option Terms and Conditions provide for accelerated vesting in certain circumstances.

Expiration Date:
May [__], 2025, unless terminated earlier in accordance with the attached Nonstatutory Stock Option Terms and Conditions.  There are, however, other triggering events, so be sure to review the attached Nonstatutory Stock Option Terms and Conditions carefully.

Transferability:
This Option is transferable by will or by the laws of descent and distribution. This Option is also transferable in accordance with the provisions of Section 6.05 of the Plan, but any such transferee may not subsequently transfer this Option except by will or by the laws of descent and distribution.

In addition to the foregoing terms, your stock option grant is subject to all of the terms and conditions contained in the attached Nonstatutory Stock Option Terms and Conditions which are incorporated in this Notice of Nonstatutory Stock Option Grant by this reference.

Please acknowledge your acceptance of this stock option grant and the attached Nonstatutory Stock Option Terms and Conditions by signing and returning one copy of this Notice of Nonstatutory Stock Option Grant to Pat Thomas, Tredegar Corporation, 1100 Boulders Parkway, Richmond, Virginia, 23225.

TREDEGAR CORPORATION

By:

Participant
Date:

TREDEGAR CORPORATION

NONSTATUTORY STOCK OPTION TERMS AND CONDITIONS

THESE NONSTATUTORY STOCK OPTION TERMS AND CONDITIONS (“Terms and Conditions”) effective as of the [____] day of May, 2018, govern the nonstatutory stock option grant made by Tredegar Corporation, a Virginia corporation (the “Company”), to the participant (the “Participant”) named in the Notice of Stock Option Grant to which these Terms and Conditions are attached (the “Grant Notice”), and are made in accordance with and subject to the provisions of the Company’s 2018 Equity Incentive Plan (the “Plan”).  A copy of the Plan has been made available to Participant.  All terms used in these Terms and Conditions that are defined in the Plan have the same meaning given them in the Plan.

1.             Grant of Option.  In accordance with the Plan, and effective as of the Date of Grant specified in the Grant Notice (the “Date of Grant”), the Company granted to Participant, subject to the terms and conditions of the Plan and these Terms and Conditions, the right and option to purchase from the Company all or part of the number of shares of Common Stock specified in the Grant Notice (the “Option”) at the option price specified in the Grant Notice (the “Option Price”).  The number of shares of Common Stock that vest on each vesting date set forth in the Grant Notice are referred to as the “Vested Shares.” This Option is not an “incentive stock option” under Section 422 of the Code.  This Option may be exercised in accordance with these Terms and Conditions.  “Exercising” this Option means purchasing all or part of the shares of Common Stock specified in the Grant Notice at the Option Price.  Participant may not transfer these shares except to the Participant’s Beneficiary.

2.             Terms and Conditions.  This Option is subject to the following additional terms and conditions:

(a)          Expiration Date.  The Expiration Date of this Option shall be as specified in the Grant Notice.

(b)          Exercise of Option.  Except as otherwise provided in these Terms and Conditions, (i), this Option shall vest with respect to Vested Shares on the dates specified in the Grant Notice, and (ii) this Option shall be exercisable with respect to any Vested Shares until the Expiration Date.  A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and these Terms and Conditions.

(c)          Method of Exercising and Payment for Shares.  This Option must be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’s principal office in Richmond, Virginia.  The exercise date shall be (i) in the case of notice by mail or nationally recognized courier, the date of postmark or (ii) in the case of notice by any other means, the date of receipt by the Company’s Secretary.  The notice must be accompanied by payment of the Option Price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the day preceding the exercise date), that together with any cash or cash equivalent paid to exercise the Option, is not less than the Option Price for the number of shares of Common Stock for which the Option is exercised.

3.             Termination Before Vesting.  This Option, to the extent that it has not vested in accordance with paragraph 2(b) on or before Participant’s employment with the Company and its Affiliates ends, shall automatically expire and be of no force or effect on the date Participant’s employment with the Company and its Affiliates ends; provided, however, a termination of such employment shall not affect Participant’s right to exercise this Option with respect to Vested Shares that remain subject to this Option.

4.             Termination Generally.  If Participant’s employment with the Company and its Affiliates ends after shares have become Vested Shares under this Option, then Participant may exercise this Option for all or part of the Vested Shares that remain subject to this Option until the Expiration Date. If the preceding sentence applies to Participant and Participant dies before the Expiration Date, Participant’s Beneficiary may exercise this Option with respect to any Vested Shares that remain subject to this Option until the Expiration Date.

5.             Cancellation or Substitution.  Notwithstanding any other provision of this Agreement, upon a Change in Control the Company, in its discretion, may (i) cancel this Option in exchange for a cash payment equal to the excess of the Fair Market Value on the Control Change Date over the Option Price multiplied by the number of shares of Common Stock for which this Option remains unexercised on the Control Change Date or (ii) provide that this Option shall be assumed by, or replaced with a substitute option granted by, the Company’s successor in the manner described in Section 424 of the Code.

6.             Participant’s Misconduct.  Notwithstanding any other provision in these Terms and Conditions to the contrary, this Option may not be exercised after Participant’s termination of employment with the Company and its Affiliates if during such employment or thereafter, Participant has engaged in actions or conduct that are harmful or in any way contrary to the best interests of the Company or an Affiliate.

7.             Recoupment Policy.  Participant acknowledges and agrees that the grant of this Option and the Participant’s rights under this Option are subject to the terms and provisions of the Company’s Executive Incentive-Based Compensation Recoupment Policy as in effect on the Date of Grant (the “Policy”).  Participant also agrees that, notwithstanding any other provision of this Agreement, the Company is entitled to recover from the Participant all or part of any benefits or compensation received in connection with this Option (net of any income or employment taxes paid by the Participant on account of the exercise of the Option or the sale of Common Stock acquired under the Option, after giving effect to any tax benefit available to the Participant on account of the recoupment), that are subject to recoupment under the Policy.  Participant acknowledges that a copy of the Policy has been made available to the Participant.

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8.             Definitions.  The following definitions shall apply to these Terms and Conditions:

(a)         Beneficiary means Participant’s estate or the person or persons or entity or entities to whom Participant’s rights under this Option pass by will or the laws of descent and distribution.

(b)         Control Change Date means the date on which a Change in Control (as defined below) occurs.  If a Change in Control occurs on account of a series of trans-actions, the Control Change Date is the date of the last of such transactions.

(c)         Change in Control is defined in the Company’s 2018 Equity Incentive Plan, or any successor thereto.

9.             Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

10.           No Right to Continued Employment.  This Option does not give Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his or her employment at any time.

11.           Change in Capital Structure.  The terms of this Option shall be adjusted as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, other similar changes in capitalization or such other events as are described in the Plan.

12.           Governing Law.  These Terms and Conditions and the Grant Notice shall be governed by the laws of the Commonwealth of Virginia.

13.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of these Terms and Conditions or the Grant Notice, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the plan as in effect on the Date of Grant.

14.           Participant Bound by Plan.  Participant hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions of the Plan.

15.           Binding Effect.  Subject to the limitations stated above and in the Plan, these Terms and Conditions and the Grant Notice shall be binding upon Participant and his or her successors in interest and the successors of the Company.

16.           Effectiveness.  These Terms and Conditions and the Grant Notice shall be of no force or effect and no option shall be granted unless Participant is an employee of the Company or an Affiliate on the Date of Grant.

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